EXHIBIT 12.1
                                                                    ------------



SPECTRASITE, INC.
RATIO OF EARNINGS TO FIXED CHARGES
EXCLUDES DISCONTINUED OPERATIONS

                                                   PREDECESSOR      PREDECESSOR       PREDECESSOR      PREDECESSOR       PREDECESSOR
                                                     COMPANY          COMPANY           COMPANY          COMPANY           COMPANY
                                                       FY               FY                FY                FY               FY
                                                      1998             1999              2000              2001             2002
                                                   ---------------------------------------------------------------------------------
                                                                                (dollars in thousands)
EARNINGS:

Income (Loss) from Continuing
  Operations before Taxes                            $ (9,079)       $ (94,282)       $ (162,615)      $ (660,072)       $ (337,846)
Add: Loss (Income) from Equity
  Investees                                                --              408             8,748           62,402                59
Add: Fixed Charges                                      8,552           77,205           155,704          260,322           263,976
Add: Amortization of Capitalized Interest                   3               43               253              990             1,593
Add: Dividends from equity investees                       --               --                --               --                --

                                                   ---------------------------------------------------------------------------------
                                                         (523)         (16,625)            2,090         (336,358)          (72,218)

Less: Capitalized Interest                               (100)          (1,100)           (5,200)         (16,900)           (1,200)

                                                   ---------------------------------------------------------------------------------
   Earnings                                            $ (623)       $ (17,725)       $   (3,110)      $ (353,258)       $  (73,418)
                                                   =================================================================================


FIXED CHARGES:

Interest expense                                        $ 237        $  20,869        $   37,139       $   89,972        $  102,844
Capitalized interest                                      100            1,100             5,200           16,900             1,200
Amortization of senior discount notes                   7,689           43,558            92,018          112,089           109,371
Amortization of debt issuance costs                       244            3,086             5,507           10,113            14,321
Interest included in rent expense                         282            8,592            15,840           31,248            36,240

                                                   ---------------------------------------------------------------------------------
   Total Fixed Charges                                $ 8,552        $  77,205        $  155,704       $  260,322        $  263,976
                                                   =================================================================================


Ratio of earnings to fixed charges                         --               --                --               --                --
                                                   =================================================================================

Earnings insufficient to cover fixed charges         $ (9,176)       $ (94,931)       $ (158,814)      $ (613,580)       $ (337,394)
                                                   =================================================================================


                                                                                                           COMBINED
                                                                                                       PREDECESSOR AND
                                                   PREDECESSOR       PREDECESSOR       REORGANIZED       REORGANIZED
                                                     COMPANY           COMPANY           COMPANY           COMPANY
                                                   3 MOS ENDED        1 MO ENDED       2 MOS ENDED       2 MOS ENDED
                                                     3/31/02           1/31/03           3/31/03           3/31/03
                                                   -------------------------------------------------------------------
                                                                        (dollars in thousands)
EARNINGS:

Income (Loss) from Continuing
  Operations before Taxes                           $ (77,629)       $ 1,025,793        $ (1,090)        $ 1,024,703
Add: Loss (Income) from Equity
  Investees                                               459                 --              --                  --
Add: Fixed Charges                                     68,536              7,766          15,121              22,887
Add: Amortization of Capitalized Interest                 408                136             158                 294
Add: Dividends from equity investees                       --                 --              --                  --

                                                   -------------------------------------------------------------------
                                                       (8,226)         1,033,695          14,189           1,047,884

Less: Capitalized Interest                             (1,200)                --              --                  --

                                                   -------------------------------------------------------------------
   Earnings                                         $  (9,426)       $ 1,033,695        $ 14,189         $ 1,047,884
                                                   ===================================================================


FIXED CHARGES:

Interest expense                                    $  26,123            $ 4,296        $  8,471         $    12,767
Capitalized interest                                    1,200                 --              --                  --
Amortization of senior discount notes                  29,941                 --              --                  --
Amortization of debt issuance costs                     2,633                425             790               1,215
Interest included in rent expense                       8,639              3,045           5,860               8,905

                                                   -------------------------------------------------------------------
   Total Fixed Charges                              $  68,536        $     7,766        $ 15,121         $    22,887
                                                   ===================================================================


Ratio of earnings to fixed charges                         --              133.1              --                45.8
                                                   ===================================================================

Earnings insufficient to cover fixed charges        $ (77,962)       $        --        $   (932)        $        --
                                                   ===================================================================